Avid Technology Announces Preliminary Q3 2019 Results and Revises Full-Year 2019 Guidance
Schedules earnings call for November 7, 2019
BURLINGTON, Mass., October 31, 2019 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced preliminary results for the third quarter ended September 30, 2019, based upon preliminary unaudited financial information.
Revenue for the third quarter is expected to be between $92.5 million and $94.5 million, below the Company’s previous guidance of $101.0 million to $109.0 million, provided on August 5, 2019.
On a GAAP basis, operating income for the third quarter is expected to be between $8.0 million and $9.0 million. On a non-GAAP basis, Adjusted EBITDA for the third quarter is expected to be between $12.0 million and $13.0 million, below the Company’s previous guidance of $13.5 million to $18.5 million. The difference between the expected GAAP and non-GAAP results is primarily stock-based compensation expense and depreciation expense.
The revenue shortfall during the third quarter was due primarily to:

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Greater than expected challenges implementing the new supply chain model, including ramping up the new production lines, which resulted in approximately $8.1 million of hardware orders that were unfilled at the end of the third quarter that the Company expects to ship during the fourth quarter. The Company remains confident that the transition to the new outsourced manufacturing partner will deliver the cost structure improvements and reductions in inventory that the Company has previously disclosed.

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The balance of the revenue shortfall was due to product sales to enterprise clients that fell short of expectations, and that mainly impacted revenue in the storage and media management product categories.

These negative factors were partially offset by expected strong results in the Company’s subscription software revenue and an expected sequential increase in maintenance revenue.
“Although we are disappointed with our performance during the third quarter, we remain enthusiastic about the long-term trajectory of the Company and the opportunity for improving growth and profitability,” said Jeff Rosica, CEO and President. Mr. Rosica continued, “We expect to report strong growth in our subscription software business and sequentially higher maintenance revenue for the third quarter.”
During the third quarter of 2019, the Company achieved the following:

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Software subscriptions were approximately 170,000 as of September 30, 2019, up 46% over September 30, 2018. The increase in subscriptions of 23,000 during the quarter represents the largest ever quarterly increase.

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Software subscription revenue for the third quarter is expected to be between $10.0 million and $10.5 million. From a cash perspective, software subscription billings increased approximately 49% year-over-year in the third quarter, slightly ahead of the increase in the number of subscriptions, due in part to pricing increases during the third quarter.

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Maintenance revenue for the third quarter is expected to be between $32.8 million and $33.8 million, sequentially up from the second quarter of 2019. During 2019, the Company has been experiencing a headwind from ending the sale of support contracts for certain legacy storage products at the end of 2018, which reduced maintenance revenues year-over-year by approximately ($2.2) million in the third quarter, and which is expected to fully dissipate on a sequential basis by the second quarter of 2020.

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Annual Contract Value was approximately $258 million as of September 30, 2019, up approximately 4% year-over year, and LTM Recurring Revenue was approximately 59% for the twelve months ended September 30, 2019.

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Net cash provided by (used in) operating activities for the third quarter is expected to be between ($3.0) million and ($2.0) million. Free Cash Flow for the third quarter is expected to be between ($5.1) million and ($4.1) million, an improvement of between $1.3 million and $2.3 million over the third quarter of 2018.

•	Cash balance at September 30, 2019 was $52.3 million. Total debt at September 30, 2019 was $229.3 million.
These preliminary, unaudited results are based on management’s preliminary review of operations for the quarter ended September 30, 2019, and remain subject to completion of the Company’s customary quarterly closing and review procedures.
Explanations regarding our use of non-GAAP financial measures and operational metrics and related definitions are provided in the section below entitled "Non-GAAP Financial Measures and Operational Metrics".
Mr. Rosica continued, “While challenging in the short term, we believe the transition to the new manufacturing partner will create longer term cost efficiencies and will provide a working capital benefit from lower inventory levels as we move to more of a lean supply chain. We expect both maintenance and subscription revenues to grow sequentially in the third quarter. All these factors combined with the expected third quarter results contribute to our revised full year 2019 guidance.”
Revised Full Year 2019 Guidance
Avid is updating its guidance for revenue, Adjusted EBITDA and Non-GAAP Net Income per Share, and reaffirming its guidance for Free Cash Flow for full-year 2019. While the Company believes the factors that negatively impacted revenue in the third quarter are largely temporary, it does not expect to recover all of the revenue shortfall during the fourth quarter, and so is updating its full-year 2019 guidance.

($ millions, except per share amounts)	Prior Full-Year 2019	Revised Full-Year 2019
Revenue	$420 - $430	$405 - $415
Adjusted EBITDA	$60 - $65	$55 - $60
Free Cash Flow	$12 - $17	$12 - $17
Non-GAAP Net Income per Share	$0.60 - $0.72	$0.50 - $0.60
All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below.
Third Quarter 2019 Earnings Release and Conference Call scheduled for November 7, 2019
Avid also announced that Mr. Rosica and Ken Gayron, Executive Vice President and Chief Financial Officer, will host a conference call on Thursday, November 7, 2019 at 5:00 p.m. ET to discuss the company's financial results for the third quarter of 2019, which Avid expects to publish after the market close that day.
Conference call information:
Date & time: Thursday, November 7, 2019, 5:00pm EST
Dial-in number: +1 334-777-6978
Confirmation code: 7163009
Webcast link (listen only) and presentation slides: http://ir.avid.com
Replay number: +1 719-457-0820, passcode: 7163009
A replay of the conference call and webcast will be available for a limited time by dialing the replay number above or by visiting Avid’s investor relations website at ir.avid.com.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA and Free Cash Flow. The Company defines Adjusted EBITDA as GAAP operating income excluding amortization of intangible assets, stock-based compensation, restructuring costs, net, restatement costs, acquisition integration and other costs, and depreciation expense. The Company defines Free Cash Flow as net cash (used in) provided by operating activities less capital expenditures. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed August 5, 2019.
The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA , Free Cash Flow and Non-GAAP Net Income per Share. Reconciliations of these forward-looking non-GAAP financial measures are not included in this release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2019, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan including our cost saving strategies, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2019 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.
Contacts
Investor contact:                    PR contact:
Whit Rappole                        Jim Sheehan
Avid                            Avid
ir@avid.com                        jim.sheehan@avid.com
(978) 275-2032                        (978) 640-3152